Exhibit 20(i)


                     Monthly Certificateholders' Statement

                     Sears Credit Account Master Trust II

                     Series 1996-4 Monthly Statement


Distribution Date: January 15, 1999     Due Period Ending: December 1998

Under the Series Supplements relating to the Pooling and Servicing Agreement dated as of July 31, 1994, as amended, by and among Sears, Roebuck and Co., SRFG, Inc. (formerly Sears Receivables Financing Group, Inc.) and The First National Bank of Chicago as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performance of the Trust. The information for the Due Period and the Distribution Date listed above is set forth below:

1.Payments or Allocations to Series 1996-4 Investors this Due Period

                          Total       Interest           Principal
Series 1996-4

Class A               $2,687,500.00   $2,687,500.00        $0.00

Class B                 $124,687.50     $124,687.50        $0.00

Class C                       $0.00           $0.00        $0.00


2.Principal Receivables at the end of the Due Period

(a)TOTAL PRINCIPAL RECEIVABLES IN THE TRUST           $11,002,879,718.90

Aggregate Investor Interest                            $7,522,609,580.36

Seller Interest                                        $3,480,270,138.54

(b)INVESTOR INTEREST BY GROUPS

Group One Investor Interest                            $7,522,609,580.36

(c)INVESTOR INTEREST BY SERIES

Series 1994-1 Investor Interest                         $706,392,378.10
Series 1995-1 Investor Interest                         $235,295,000.00
Series 1995-2 Investor Interest                         $705,883,000.00
Series 1995-3 Investor Interest                         $588,240,000.00
Series 1995-4 Investor Interest                         $100,091,902.99
Series 1995-5 Investor Interest                         $588,250,000.00
Series 1996-1 Investor Interest                         $588,240,000.00
Series 1996-2 Investor Interest                         $498,316,299.27
Series 1996-3 Investor Interest                         $588,240,000.00
Series 1996-4 Investor Interest                         $588,240,000.00
Series 1996-5 Investor Interest                         $628,931,000.00
Series 1997-1 Investor Interest                         $588,240,000.00
Series 1998-1 Investor Interest                         $588,250,000.00
Series 1998-2 Investor Interest                         $530,000,000.00

(d)INVESTOR INTEREST BY CLASS (SERIES 1996-4)

Class A Investor Interest                               $500,000,000.00
Class B Investor Interest                                $22,500,000.00
Class C Investor Interest                                $65,740,000.00

TOTAL CLASS INVESTOR  INTEREST                          $588,240,000.00


3.Allocation of Collections During the Due Period

(a)TOTAL COLLECTIONS                                    $734,152,801.05

Principal Receivables Collected                         $551,492,049.35

Finance Charge Receivables Collected                    $182,660,751.70

Recovered Amounts added as Additional Funds              $11,850,564.97


                                                                    Additional
                             Finance Charge      Principal          Allocable
                             Collections         Collections        Amounts

(b)ALLOCATION OF COLLECTIONS
WITH RESPECT TO THE INVESTOR
INTEREST AND THE SELLER INTEREST

Aggregate Investor Allocation
(Aggregate Investor
Percentage multiplied
by total Collections
received during
the Due Period)         $128,635,059.80     $388,376,879.45     $11,850,564.97

Seller Allocation
(Seller Percentage
multiplied by total
Collections received
during the Due Period)   $54,025,691.91     $163,115,169.90     $0.00

(c)Group One
Allocation              $128,635,059.80     $388,376,879.45     $11,850,564.97

(d)Series 1996-4
Allocation                $9,896,164.87      $29,878,647.67    $911,688.81

(e)Reallocations of
Collections
to Series 1996-4 from
other series in Group
One and application of
Charge-Off reimbursements
to Principal payments.      $0.00                $0.00               $0.00



4.Information Concerning Controlled Amortization Amount


                                Amount Distributed    Total Distributions
                               this Due Period       through this Due Period

SERIES 1996-4 BY CLASS:

  Class A                               $0.00                  $0.00

  Class B                               $0.00                  $0.00

  Class C                               $0.00                  $0.00


5.Investor Charged-Off Amounts
                                                           This Due Period

(a)Group One (the sum of the Series Investor Charged-
Off Amounts for all Series in Group One)                    $50,086,858.43

(b)Series 1996-4 (the sum of the Class Investor Charged-
Off Amounts for all Classes in Series 1996-4)                $3,853,287.04

(c)Series 1996-4 By Class:

Class A (Class A Percentage multiplied by the
Charged-Off Amount)                                          $3,275,267.78

 Class B (Class B Percentage multiplied
 by the Charged-Off Amount)                                    $147,387.05


 Class C (Class C Percentage multiplied
by the Charged-Off Amount)                                      $430,632.21


6.Investor Losses
                                                                    Total

(a)Group  One                                                      $0.00

(b)Series 1996-4                                                   $0.00

(c)Series 1996-4 By Class:

Class A                                                            $0.00

Class B                                                            $0.00

Class C                                                            $0.00


7.Monthly Servicing Fee Payable This Due Period

SELLER SERVICING FEE                                          $5,352,254.04


INVESTOR SERVICING FEE

(a)Group One                                                 $12,743,705.69


(b)Series 1996-4                                                $980,400.00



8.Performance Analysis

(a)Portfolio Yield (Finance Charge Collections
during the Due Period divided by Principal
Receivables in the Trust as of the first
day of the Due Period)                                            20.19%

(b)Charge-Offs (Charged-Off Amounts during
the Due Period divided by Principal
Receivables in the Trust as of the
first day of the Due Period)                                       7.86%

(c)Recoveries (Recovered Amounts added as
Additional Funds on the Distribution Date
divided by Aggregate Investor Interest in the
Trust as of the first day of the Due Period)                       1.86%

(d)Investor Servicing Fee Percentage
(weighted  average of Investor Servicing
Fees for Series 1996-4)                                            2.00%

(e)Weighted Average Certificate Rate
(weighted average certificate rates for all
classes of Series 1996-4)                                          5.74%

(f)Series Excess Servicing Percentage (the sum of
Portfolio Yield and Recoveries minus the sum of
 Charge-Offs, the Investor Servicing Fee Percentage
and the Weighted Average Certificate Rate)                         6.45%

(g)Total Payment Rate (Aggregate Collections
during the Due Period divided by the aggregate
amount of Receivables in the Trust as of
the first day of the Due Period)                                   6.65%


9.Summary Delinquency Aging Information

The Accounts in the Trust have the following delinquency distribution (1):

                                            December 1998
Delinquencies as a % of balances (2)
   60 - 89 days past due...........................1.76%
   90 - 119 days past due..........................1.38%
   120 days or more past due.......................2.91%
Total Delinquencies                                6.05%


(1) In October 1998, Sears completed the conversion to the Total Systems Services,Inc. ("TSYS") account processing system of approximately 12 % of the accounts in the Sears Portfolio, affecting approximately 14% of the receivable balances in the Trust at the end of the December Due Period. The accounts converted were selected without regard to whether they were in the Trust. The data above excludes Accounts that have been converted to TSYS. For a further discussion of Sears change to the new aging methodology in connection with the conversion of its receivable processing system to the TSYS account processing system, see the Trust's Current Report on Form 8-K dated May 14, 1998.

(2) Under Sears existing receivables processing system, in general, Sears considers an account delinquent when its cumulative past due balance is three or more times the scheduled minimum monthly payment. The data above reflect the percentage of account balances for which the cumulative past due amount is three, four and five or more times, respectively, the scheduled minimum monthly payment and exclude accounts that have been converted to TSYS. The delinquency rate is calculated by dividing the delinquent balances as of the end of the Due Period by the balance of receivables in the Trust at the beginning of the Due Period.

 Under the new TSYS processing system, Sears determines delinquency levels for accounts using an aging methodology that is based on the number of completed billing cycles during which the customer failed to make a required payment. The following data reflect Accounts for which the customer has failed to make a required payment in each of the last three, four and five or more billing cycles, respectively. The performance of the converted accounts may not be representative of the total Sears Portfolio or the Accounts in the Trust.

   60 - 89 days past due...........................2.55%
   90 - 119 days past due..........................1.81%
   120 days or more past due.......................4.82%
   Total Delinquencies                             9.18%


                                     THE FIRST NATIONAL BANK OF CHICAGO,
                                     as Trustee


                                     By:/s/Janice Ott Rotunno
                                           Janice Ott Rotunno
                                        Vice President and
                                        Assistant Secretary